EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE FINANCIAL OFFICER

AND THE PRINCIPAL FINANCIAL OFFICER

I, Christine Koenemann, Principal Executive Officer and Principal Financial Officer of Westbridge Research Group (the “Registrant”), does hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                              the quarterly report on Form 10-QSB of the Registrant, to which this certificate is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), as amended; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

April 21, 2003	/s/ Christine Koenemann
Principal Executive Officer and Principal Financial Officer